Exhibit 3.1

ARTICLES

OF

MILESTONE PHARMACEUTIQUES INC.
MILESTONE PHARMACEUTICALS INC.

(the “Corporation”)

SCHEDULE 1

The Articles of the Corporation are amended as follows:

The provisions relating to the authorized share capital of the Corporation, as provided for in the Articles of the Corporation, are amended:

a)                                     by creating an unlimited number of Class D1 Preferred Shares with an issuance price of $1.7727 per Class D1 Preferred Share and an unlimited number of Class D2 Preferred Shares with an issuance price of $2.3045 per Class D2 Preferred Share; and

b)                                     by repealing the current share capital of the Corporation and replacing same with Schedule 1A attached to these articles of amendment, in order to provide for the existing shares and the newly created Class D1 Preferred Shares and Class D2 Preferred Shares, such that upon the issuance of a Certificate of Amendment in respect of these articles of amendment, the Corporation will be authorized to issue an unlimited number of Common Shares, an unlimited number of Class A1 Preferred Shares, an unlimited number of Class A2 Preferred Shares, an unlimited number of Class B Preferred Shares, an unlimited number of Class C Preferred Shares, an unlimited number of Class D1 Preferred Shares and an unlimited number of Class D2 Preferred Shares, having the rights and restrictions substantially as described in Schedule 1A attached hereto.

SCHEDULE 1A

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Corporation consists of an unlimited number of Common Shares, an unlimited number of Class A1 Preferred Shares, an unlimited number of Class A2 Preferred Shares, an unlimited number of Class B Preferred Shares, an unlimited number of Class C Preferred Shares, an unlimited number of Class D1 Preferred Shares and an unlimited number of Class D2 Preferred Shares, all without par value, having the following rights and restrictions:

1.                                      DEFINITIONS

“Act” means the Business Corporations Act (Québec), as amended from time to time;

“Additional Common Shares” means all Shares issued or deemed (including, under Section 3.9.2) to be issued by the Corporation after the Effective Date, other than:

(a)                     Common Shares issued or issuable upon conversion of Preferred Shares;

(b)                     Common Shares issuable under any employee stock option plan, share purchase plan or similar incentive plan, in each case as adopted by the Board and in accordance with the provisions of the shareholders’ agreement then in force;

(c)                Shares issued or issuable in connection with bona fide (i) business acquisitions by the Corporation, (ii) loans, equipment leases or other debt financing transactions, (iii) technology licenses, vendor or customer relationships or (iv) similar non-equity financing transactions approved by the Board and in accordance with the provisions of the shareholders agreement then in force;

(d)                     Common Shares issuable upon a QIPO;

(e)                      Shares issued or issuable pursuant to the Subscription Agreement; and

(f)                       Shares issued or issuable in connection with any transaction for which adjustment is made under Section 3.9.6, 3.9.7 or 3.9.8 hereof;

“Articles” means the articles of amendment of the Corporation dated as of the Effective Date, as amended or restated from time to time;

“As-Converted Basis” means that all Shares (including Preferred Shares) convertible into Common Shares outstanding at that time are deemed to have been fully converted, at the then applicable Conversion Price and in accordance with the rights, privileges, restrictions and conditions attached thereto, into Common Shares and the Common Shares issuable as a result thereof are deemed to have been issued and to form part of the holdings of the person entitled to receive such Common Shares. For greater certainty, As-Converted Basis does not include Common Shares issuable pursuant to the exercise of any Options issued under the Corporation’s stock option plan or any Convertible Securities (other than Preferred Shares);

“Asset Sale” means a sale or exclusive license of all or substantially all intellectual property of the Corporation or the sale of all or substantially all of the assets or enterprise of the Corporation;

“Automatic Conversion Date” has the meaning ascribed thereto in Section 3.8.2;

“Available Proceeds” means the proceeds of any Change of Control, or Asset Sale, as applicable, available for distribution, directly or indirectly (including, via dividend, redemption of shares, reduction of stated capital or otherwise), to the shareholders or the Corporation;

“Board” means the Corporation’s board of directors;

“Change of Control” means, unless a Preferred Majority elects otherwise, (i) any acquisition of the Corporation by means of merger, amalgamation, arrangement, compromise or other form of corporate reorganization as a result of which the shareholders of the Corporation immediately prior to such event do not hold a majority of the outstanding shares or interest of the surviving company or entity and as a result of which outstanding Shares are exchanged for securities or other consideration issued (or caused to be issued) by the acquiring company, entity or its subsidiary (other than a mere re-incorporation transaction), or any transaction or series of transactions to which the Corporation is a party in which in excess of 50% of the then-outstanding voting power in the Corporation is transferred to any person or entity that was not a shareholder of the Corporation immediately prior to such transaction(s), (ii) any issuance, sale or other disposition (or series of related sales or dispositions) of Shares in which the shareholders of the Corporation immediately prior to such event do not hold a majority of the outstanding Shares immediately after such event other than: (A) an event occurring under Section 3.8; (B) an event occurring in the course of a corporate reorganization which has been approved by a Preferred Majority; or (C) an issuance of Shares or Convertible Securities concurrent to a financing; or (iii) an Asset Sale;

“Class A Preferred Shares” means, collectively, the Class A1 Preferred Shares and the Class A2 Preferred Shares;

“Class A1 Liquidation Preference” has the meaning ascribed thereto in Section 3.10.4;

“Class A1 Original Issue Date” means May 31, 2011;

“Class A1 Preferred Dividend Obligation” has the meaning ascribed thereto in Section 3.4.4;

“Class A1 Preferred Share Redemption Amount” has the meaning ascribed thereto in Section 3.12.4;

“Class A1 Preferred Shares” means the Class A1 Preferred Shares in the capital of the Corporation;

“Class A2 Liquidation Preference” means the per share Class A2 Dividend Obligation payable as of the applicable date of determination, if any, plus the Issue Price then in effect for the Class A2 Preferred Shares, plus any other declared but unpaid dividends payable on the Class A2 Preferred Shares pursuant to Section 3.10.3;

“Class A2 Preferred Dividend Obligation” has the meaning ascribed thereto in Section 3.4.3;

“Class A2 Preferred Shares” means the Class A2 Preferred Shares in the capital of the Corporation;

“Class B & Class A2 Distributable Amount” has the meaning ascribed thereto in Section 3.10.3;

“Class B & Class A2 Liquidation Preference” has the meaning ascribed thereto in Section 3.10.3;

“Class B & Class A2 Preferred Dividend Obligation” has the meaning ascribed thereto in Section 3.4.3;

“Class B & Class A2 Preferred Share Redemption Amount” has the meaning ascribed thereto in Section 3.12.2.2;

“Class B Liquidation Preference” means the per share Class B Preferred Dividend Obligation payable as of the applicable date of determination, if any, plus the Issue Price then in effect for the Class B Preferred Shares, plus any other declared but unpaid dividends payable on the Class B Preferred Shares pursuant to Section 3.10.3;

“Class B Preferred Shares” means the Class B Preferred Shares in the capital of the Corporation;

“Class C Liquidation Preference” has the meaning ascribed thereto in Section 3.10.2;

“Class C Preferred Dividend Obligation” has the meaning ascribed thereto in Section 3.4.1;

“Class C Preferred Share Redemption Amount” has the meaning ascribed thereto in Section 3.12.3.1;

“Class C Preferred Shares” means the Class C Preferred Shares in the capital of the Corporation;

“Class D Preferred Shares” means, collectively, the Class D1 Preferred Shares and the Class D2 Preferred Shares;

“Class D1 Liquidation Preference” means the per share Class D1 Dividend Obligation payable as of the applicable date of determination, if any, plus the Issue Price then in effect for the Class D1 Preferred Shares, plus any other declared but unpaid dividends payable on the Class D1 Preferred Shares pursuant to Section 3.10.1;

“Class D1 Preferred Dividend Obligations” has the meaning ascribed thereto in Section 3.4.3;

“Class D1 Preferred Shares” means the Class D1 Preferred Shares in the capital of the Corporation;

“Class D1 & Class D2 Distributable Amount” has the meaning ascribed thereto in Section 3.10.1;

“Class D1 & Class D2 Liquidation Preference” has the meaning ascribed thereto in Section 3.10.1;

“Class D1 & Class D2 Preferred Dividend Obligation” has the meaning ascribed thereto in Section 3.4.1;

“Class D1 & Class D2 Preferred Share Redemption Amount” has the meaning ascribed thereto in Section 3.12.1;

“Class D2 Liquidation Preference” means the per share Class D2 Dividend Obligation payable as of the applicable date of determination, if any, plus the Issue Price then in effect for the Class D2 Preferred Shares, plus any other declared but unpaid dividends payable on the Class D2 Preferred Shares pursuant to Section 3.10.1;

“Class D2 Preferred Dividend Obligations” has the meaning ascribed thereto in Section 3.4.3;

“Class D2 Preferred Shares” means the Class D2 Preferred Shares in the capital of the Corporation;

“Common Shares” means the common shares in the share capital of the Corporation;

“Consideration per Share” has the meaning ascribed thereto in Section 3.9.5;

“Control” means with respect to any company or other person, the ownership, beneficially and legally, of voting securities or interests in the capital of such company or other person, to which are attached more than 50% of the votes that may be cast to elect the directors or directing managers of such company or other person and such votes are sufficient to elect a majority of the directors or directing managers thereof, and “Controlled” has a corresponding meaning;

“Conversion Date” has the meaning ascribed thereto in Section 3.7;

“Conversion Price” means the conversion price at which Common Shares are deliverable upon conversion of a Preferred Share, without payment of additional consideration by the holder thereof;

“Convertible Securities” means any evidence of indebtedness, Shares, Options, warrants, subscription rights or other securities directly or indirectly (and with or without consideration) convertible into or exchangeable or exercisable for Common Shares;

“Distribution of Assets” means a voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation or any other distribution to its shareholders of all or substantially all of the assets of the Corporation, including in connection with and following an Asset Sale;

“Effective Date” means the date of filing of these articles;

“Fair Market Value” means the fair market value of a Share, without a discount for a minority position or premium for a majority position, established at the relevant date, by a nationally recognized Canadian firm of independent chartered accountants or business valuators chosen by the Board with valuation costs being assumed by the Corporation; provided that the existing auditors or consultants of the Corporation at that time may not be retained for the purposes of determining the Fair Market Value;

“Initial Public Offering” means a distribution of Common Shares to members of the public pursuant to an effective prospectus or registration statement as contemplated in the applicable securities laws;

“Issue Price” means (i) in respect of the Class A1 Preferred Shares and the Class A2 Preferred Shares, CDN$1.00, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events with respect to the Class A1 Preferred Shares or Class A2 Preferred Shares, as applicable, (ii) in respect of the Class B Preferred Shares, US$1.15, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events with respect to the Class B Preferred Shares, (iii) in respect of the Class C Preferred Shares, US$1.3652, subject to adjustment for stock splits, stock dividends, recapitalization and similar events with respect to the Class C Preferred Shares, (iv) in respect of the Class D1 Preferred Shares, US$1.7727, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events with respect to the Class D1 Preferred Shares and (v) in respect of the Class D2 Preferred Shares, US$2.3045, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events with respect to the Class D2 Preferred Shares;

“Liquidation Preference” has the meaning ascribed thereto in Section 3.10;

“Optional Redemption Notice” has the meaning ascribed thereto in Section 3.12;

“Options” means rights, options or warrants, in all cases whether conditional or not, to subscribe for or otherwise acquire Common Shares or Convertible Securities;

“Pappas” means A.M. Pappas Life Science Ventures IV, LP and PV IV CEO Fund, L.P. collectively;

“Preferred Majority” means the approval by the holders of at least 70% in voting power of the then-outstanding Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares and Class D Preferred Shares, voting together as a single class, on an As-Converted Basis;

“Preferred Share Redemption Amount” means the Class A1 Preferred Share Redemption Amount, the Class B & Class A2 Preferred Share Redemption Amount, the Class C Preferred Share Redemption Amount or the Class D1 & Class D2 Preferred Share Redemption Amount, as applicable;

“Preferred Shares” means, collectively, the Class A Preferred Shares, the Class B Preferred Shares, the Class C Preferred Shares and the Class D Preferred Shares;

“Qualified Initial Public Offering” or “QIPO” means any firm commitment Initial Public Offering at a price per share based on a pre-money valuation of the Corporation of at least $250,000,000 and resulting in gross proceeds of at least US$60 million, whereby the Shares would be listed on one or more Recognized Stock Exchanges;

“Recognized Stock Exchange” means the New York Stock Exchange, the NASDAQ, and such other exchange approved by a Preferred Majority;

“Redemption Date” has the meaning ascribed thereto in Section 3.12.5.1;

“Shareholders Agreement” means the Fourth Amended and Restated Shareholders Agreement between the Corporation and its shareholders dated on or about the Effective Date, as amended and/or restated from time to time;

“Shares” means shares in the capital of the Corporation;

“Subscription Agreement” means the Class D Preferred Share subscription agreement between the Corporation, RTW Investments, LP, Boxer Capital, LLC, MVA Investors, LLC, Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC, Novo Holdings A/S, Forbion Capital Fund III Cooperatief U.A., Tekla Healthcare Investors, Tekla Life Sciences Investors, Domain Partners VIII, L.P., Pappas, BDC Capital Inc., GO Capital L.P., and Fonds de solidarité des travailleurs du Québec (F.T.Q), dated on or about the Effective Date; and

“Subsidiary” means any legal entity currently or in the future Controlled by the Corporation, including Milestone Pharmaceuticals USA, Inc.

2.                                      COMMON SHARES

2.1                               Voting Right. The holders of Common Shares have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat on the basis of one vote per Common Share, with the exception of meetings at which only holders of other classes of shares are entitled to vote.

2.2                               Single Class. Except as otherwise provided in these provisions or required by applicable law, the holders of Common Shares will vote together with the holders of Preferred Shares as a single class on all matters submitted to a vote or consent of shareholders.

2.3                               Dividend. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, the holders of Common Shares and the holders of Preferred Shares are entitled, rateably and pari passu with one another on an As-Converted Basis, to receive non-cumulative dividends if, as and when declared by the directors of the Corporation out of the monies of the Corporation legally available for the payment of dividends, the amount of which the directors, in their absolute discretion may from time to time or at any time determine in accordance with the provisions of the Shareholders Agreement.

2.4                               Liquidation. Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, any residual assets of the Corporation in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding up its affairs shall be distributed rateably and pari passu among the holders of Common Shares and Preferred Shares, on an As-Converted Basis.

3.                                      PREFERRED SHARES

A.                                    Rights Pertaining to Votes and Dividends

3.1                               Voting Right. The holders of Preferred Shares have the right to receive notice of any meeting of shareholders of the Corporation, to attend such meeting and to vote thereat.

3.2                               Single Class. Except as otherwise provided in these provisions, in the Shareholders Agreement, or required by applicable law, the holders of Preferred Shares will vote together with the holders of Common Shares as a single class on all matters submitted to a vote or consent of shareholders.

3.3                               Number of Votes. Each Preferred Share entitles its holder to the number of votes per share equal to the number of Common Shares into which such Preferred Share is convertible under these articles (without regard as to whether or not such Preferred Share is then convertible at the holder’s option under Section 3.6) as of the record date for the determination of shareholders of the Corporation entitled to vote on such matter, or if no record date is established, the date such vote is taken or any consent of shareholders is solicited.

3.4                               Dividends.

3.4.1                     The holders of Class D1 Preferred Shares and the holders of Class D2 Preferred Shares are entitled to receive, during each fiscal year, rateably and pari passu with one another, when, as and if declared by the Board and out of the monies legally available for that purpose, a non-cumulative dividend in preference to the holders of Class C Preferred Shares, the holders of Class B Preferred Shares, the holders of Class A2 Preferred Shares, the holders of Class A1 Preferred Shares and the holders of Common Shares, at the rate of 8% of the applicable Issue Price; calculation of such dividend rate starts as at the date of issuance of the relevant Class D1 Preferred Share or Class D2 Preferred Share, as applicable, (the amount of dividends payable under this Section 3.4.1 on any Class D1 Preferred Share at any time is herein referred to as the “Class D1 Preferred Dividend Obligation” and the amount of dividends payable under this Section 3.4.1 on any Class D2 Preferred Share at any time is herein referred to as the “Class D2 Preferred Dividend Obligation” and the sum of the total amount of the Class D1 Preferred Dividend Obligation under this Section 3.4.1 and the total amount of the Class D2 Preferred Dividend Obligation payable under this Section 3.4.1 at any time is referred to as the “Class D1 & Class D2 Preferred Dividend Obligation”).

3.4.2                     Subject to the rights, privileges, conditions and restrictions attaching to the Class D Preferred Shares, the holders of Class C Preferred Shares are entitled to receive, during each fiscal year, rateably and pari passu with one another, when, as and if declared by the Board and out of the monies legally available for that purpose, a non-cumulative dividend in preference to the holders of Class B Preferred Shares, the holders of Class A2 Preferred Shares, the holders of Class A1 Preferred Shares and the holders of Common Shares, at the rate of 8% of the applicable Issue Price; calculation of such dividend rate starts as at the date of issuance of the relevant Class C Preferred Share (the total amount of dividends payable under this Section 3.4.2 on any Class C Preferred Share at any time is herein referred to as the “Class C Preferred Dividend Obligation”).

3.4.3                     Subject to the rights, privileges, conditions and restrictions attaching to the Class D Preferred Shares and Class C Preferred Shares, the holders of Class B Preferred Shares and the holders of Class A2 Preferred Shares are entitled to receive, during each fiscal year, rateably and pari passu with one another, when, as and if declared by the Board and out of the monies legally available for that purpose, a non-cumulative dividend in preference to the holders of Class A1 Preferred Shares and the holders of Common Shares, at the rate of 8% of the applicable Issue Price; calculation of such dividend rate starts as at the date of issuance of the relevant Class B Preferred Share or Class A2 Preferred Share, as applicable, (the amount of dividends payable under this Section 3.4.3 on any Class A2 Preferred Share at any time is herein referred to as the “Class A2 Preferred Dividend Obligation” and the amount of dividends payable under this Section 3.4.3 on any Class B Preferred Share at any time is herein referred to as the “Class B Preferred Dividend Obligation” and the sum of the total amount of the Class A2 Preferred Dividend Obligation payable under this Section 3.4.3 on the Class A2 Preferred Shares and the total amount of the Class B Preferred Dividend Obligation payable under this Section 3.4.3 on Class B Preferred Shares at any time is herein referred to as the “Class B & Class A2 Preferred Dividend Obligation”).

3.4.4                     Subject to the rights, privileges, conditions and restrictions attaching to the Class D Preferred Shares, Class C Preferred Shares, Class B Preferred

Shares and Class A2 Preferred Shares, the holders of Class A1 Preferred Shares are entitled to receive during each fiscal year, rateably and pari passu with one another, when, as and if declared by the Board and out of the monies legally available for that purpose, a non-cumulative dividend in preference to the holders of Common Shares at the rate of 8% of the Issue Price; calculation of such dividend rate starts as of the Class A1 Original Issue Date (the total amount of dividends payable under this Section 3.4.4 on any Class A1 Preferred Share at any time is herein referred to as the “Class A1 Preferred Dividend Obligation”).

3.4.5                     Subject to the rights, privileges, conditions and restrictions attaching to the Preferred Shares, the holders of Common Shares and the holders of Preferred Shares are entitled to receive, rateably and pari passu with one another, on an As-Converted Basis, non-cumulative dividends if, as and when declared by the Board out of the monies of the Corporation legally available for the payment of dividends, the amount of which the Board, in its absolute discretion may from time to time or at any time determine in accordance with the provisions of the shareholders’ agreement then in force.

3.4.6                     Upon conversion of a Preferred Share into Common Shares, any declared but unpaid applicable Class D1 & Class D2 Preferred Dividend Obligation, Class C Preferred Dividend Obligation, Class B & Class A2 Preferred Dividend Obligation or Class A1 Preferred Dividend Obligation on such Preferred Share will convert into Common Shares at the then applicable Conversion Price for such Preferred Share.

B.                                    Conversion Rights and Anti-dilution Provisions

3.5                               Conversion. Subject to the terms and conditions hereof, each class of Preferred Shares is convertible into such number of fully paid and non-assessable Common Shares as determined by dividing the applicable Issue Price for such class of Preferred Shares by the applicable Conversion Price for such class of Preferred Shares in effect at the time of conversion, which is at the outset equal to the applicable Issue Price for each class of Preferred Shares (the “Initial Conversion Price”). Each such Initial Conversion Price is subject to adjustment from time to time to reflect any shares split, subdivisions, recapitalization or the like with respect to such Preferred Share or as otherwise set forth in this Section B.

3.6                               Optional Conversion. Subject to the terms and conditions hereof, each holder of Preferred Shares has the right, at the holder’s discretion, to convert its Preferred Shares, at any time and from time to time, including, without limitation, in connection with a Distribution of Assets or a Change of Control in which the holder of such Preferred Shares would otherwise be entitled to its respective Liquidation Preference.

3.7                               Mechanics of Optional Conversion. The conversion privilege may be exercised by notice in writing given to the Corporation accompanied by a certificate or certificates representing the Preferred Shares in respect of which the holder thereof desires to exercise such right of conversion (or the holder notifies the Corporation that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation for any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bond). Such notice shall be signed by the holder of Preferred Shares in respect of which such right is being exercised and shall specify the number of Preferred Shares which the holder of Preferred Shares desires to have converted. Upon receipt of such notice by the Corporation, the Preferred Shares specified in the notice shall be irrevocably cancelled and the corresponding Common Shares issued, and the Corporation shall promptly issue certificates representing fully paid Common Shares upon the basis herein prescribed and in accordance with the provisions hereof to such holder. Such conversion will be deemed to have been made immediately prior to the close of business on the date of receipt of such notice and certificate or certificates (the “Conversion Date”), and the person or persons entitled to receive the Common Shares issuable upon such conversion will be treated for all purposes as the holder or holders of record of such Common Shares as of such date. If the conversion is in connection with (i) any Initial Public Offering (other than a QIPO), or (ii) a Change of Control, the conversion may, at the option of the holder of Preferred Shares tendering the Preferred Shares for conversion, be conditional upon the closing of the sale of securities under such public offering or under such Change of Control, as the case may be, in which event the person entitled to receive the Common Shares issuable upon such conversion of Preferred Shares will not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities under such public offering or under such Change of Control. If fewer than all of the Preferred Shares represented by any certificate are to be converted, the holder of Preferred Shares will be entitled to receive a new certificate for the Preferred Shares representing the shares comprised in the original certificate which are not to be converted.

All Preferred Shares that have been surrendered for conversion will no longer be deemed to be outstanding, and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, will immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive Common Shares in exchange therefor. Any Preferred Share so converted shall be retired and cancelled.

No fractional Common Shares shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay in cash an amount equal to such fraction multiplied by the then effective Conversion Price.

3.8                               Automatic Conversion.

3.8.1                     Each Preferred Share will be converted automatically into a number of fully paid and non-assessable Common Shares at the then applicable Conversion Price (a) upon a QIPO or (b) with the written consent of a Preferred Majority.

3.8.2                     Mechanics of Automatic Conversion. Upon the occurrence of an automatic conversion as set out in Section 3.8.1, all the then outstanding Preferred Shares will be converted automatically without any further action by the holders thereof and whether or not the certificates representing such Shares are surrendered to the Corporation or its transfer agent; provided, however, that all holders of Preferred Shares being converted shall be given written notice of the occurrence of an event specified in Section 3.8.1 including the date such event occurred. Such automatic conversion will be deemed to have occurred (i) immediately prior to the closing of the sale of securities under the QIPO or (ii) on the time and date specified in the written consent of a Preferred Majority (the “Automatic Conversion Date”). The Corporation will not be obligated to issue certificates evidencing the Common Shares issuable upon such conversion unless certificates evidencing the Preferred Shares being converted are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation for any loss incurred by it in connection therewith and, if the Corporation so elects, provides an appropriate indemnity bond. On the Automatic Conversion Date, all rights with respect to the Preferred Shares will terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates for the number of Common Shares into which such Preferred Shares have been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by the holder’s attorney duly authorized in writing. Upon surrender of such certificates, the Corporation shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of Common Shares into which the Preferred Shares surrendered were converted on the Automatic Conversion Date. The person or persons entitled to receive the Common Shares issuable upon conversion will be treated for all purposes as the record holder or holders of such Common Shares as of the Automatic Conversion Date.

3.8.3                     No fractional Common Shares shall be issued upon the conversion of any Preferred Shares pursuant to the terms of this Section 3.8. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay in cash an amount equal to such fraction multiplied by the then effective Conversion Price.

3.9                               Adjustment to Conversion Price (Anti-Dilution Adjustments)

3.9.1                     No Adjustment in Conversion Price. No adjustment in the number of Common Shares into which a Preferred Share is convertible shall be made by adjustment to the applicable Conversion Price thereof pursuant to the terms of Section 3.9 unless the Consideration per Share (determined under Section 3.9.5) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Common Shares or unless specifically provided in these articles.

3.9.2                     Issue of Options and Convertible Securities Deemed Issued as Additional Common Shares. If the Corporation at any time or from time to time after the Effective Date issues any Options or Convertible Securities or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange or exercise of such Convertible Securities, will be deemed to be Additional Common Shares issued as of the time of such issue or, in case such a record date has been fixed, as of the close of business on such record date; provided, however, that Additional Common Shares will not be deemed to have been issued unless the Consideration per Share (determined under Section 3.9.5 hereof) of such Additional Common Shares is less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and further provided that in any such case in which Additional Common Shares are deemed to be issued:

3.9.2.1                       no further adjustment in the applicable Conversion Price will be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange or exercise of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange or exercise such Convertible Securities, without such right being exercised, the applicable Conversion Price then in effect hereunder will forthwith be increased to the applicable Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Shares issuable thereunder will no longer be deemed to be outstanding; and

3.9.2.2                       if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided that no readjustment under this Section 3.9.2.2 will have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that would have resulted from any other issuance of Additional Common Shares between the original adjustment date and such readjustment date.

3.9.3                     Adjustment of Conversion Price Upon Issuance of Additional Common Shares. If the Corporation issues Additional Common Shares (including Additional Common Shares deemed to be issued under Section 3.9.2), without consideration or for a Consideration per Share less than the applicable Conversion Price for a Preferred Share in effect on the date of and immediately prior to such issuance, then and in such event, the applicable Conversion Price for such Preferred Share will be reduced, concurrently with such issuance, to a price determined by multiplying the applicable Conversion Price in effect immediately prior to such issuance or sale by a fraction (A) the numerator of which will be (i) the number of Common Shares deemed outstanding (as determined below) immediately prior to such issue or sale, plus (ii) the number of Common Shares which the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued would purchase at such then-existing Conversion Price, and (B) the denominator of which will be the number of Common Shares deemed outstanding (as determined below) immediately prior to such issue or sale plus the total number of Additional Common Shares so issued. For the purposes of the preceding sentence, the number of Common Shares deemed to be outstanding as of a given date will be the sum of (X) the number of Common Shares outstanding, (Y) the number of Common Shares into which the then outstanding Preferred Shares could be converted if fully converted immediately prior to such issuance or transaction and (Z) the number of Common Shares into which the then outstanding Convertible Securities are convertible, exchangeable or exercisable.

3.9.4                     Adjustment for Change of Control. In the event (a) of a Change of Control, where (b) each holder of an applicable class of Preferred Shares does not or would not, pursuant to the application of Section 3.10 or otherwise, receive from such Change of Control with respect to such applicable class of Preferred Shares an amount which, or a number of shares the value of which, is at least equal to the amount it would have received with respect to such applicable class of Preferred Shares under Section 3.10 had the consideration paid for the Change of Control been paid as a Distribution of Assets to the shareholders of the Corporation, the applicable Conversion Price for each Preferred Share in such applicable class of Preferred Shares will be adjusted so as to ensure that the holders of such Preferred Shares receive, prior to or contemporaneously with the Change of Control, upon conversion thereof, that number of Common Shares which will provide to such holders of such Preferred Shares participating in the Change of Control, upon the Change of Control, that amount which the holders of such Preferred Shares would have received under Section 3.10 if the Change of Control had been a Distribution of Assets. The Corporation shall give each holder of Preferred Shares of record written notice 15 days prior to the closing of such Change of Control. Such notice shall describe the provisions of this Section 3.9.4.

3.9.5                     Determination of Consideration. For the purposes of this Section 3.9, the “Consideration per Share” means the per share consideration received by the Corporation for the issue of any Additional Common Share and shall be computed as follows:

3.9.5.1           Cash and Property. Such consideration:

a)                                     insofar as it consists of cash, shall be computed at the aggregate of cash received by the Corporation;

b)                                     insofar as it consists of property other than cash, shall be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

c)                                      in the event Additional Common Shares are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, shall be the proportion of such consideration so received, computed as provided in clauses a) and b) above, as determined in good faith by the Board;

provided, however, that if a Preferred Majority objects to any determination by the Board within ten days of receiving notice of such determination, the fair market value shall be determined by an independent appraiser mutually agreeable to the Board and a Preferred Majority whose decision is final and binding on all shareholders of the Corporation.

3.9.5.2           Options and Convertible Securities. The Consideration per Share received by the Corporation for Additional Common Shares deemed to have been issued under Section 3.9.2, relating to Options and Convertible Securities, shall be determined by dividing:

(x)                                 the total amount, if any, received by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange or exercise of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange or exercise of such Convertible Securities, by:

(y)                                 the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange or exercise of such Convertible Securities.

3.9.6                     Adjustment for Consolidation of Common Shares. Notwithstanding Section 3.9.1 if, at any time after the Effective Date the number of Common Shares outstanding is decreased by a consolidation of the outstanding Common Shares, then on the date of such combination, the applicable Conversion Price shall be increased so that the number of Common Shares issuable on conversion of each Preferred Share will be decreased in proportion to such decrease in outstanding Common Shares.

3.9.7                     Adjustment for Splits, Other Distributions, Etc. If the Corporation at any time after the Effective Date fixes a record date for the subdivision or split-up of Common Shares, then on the date of such subdivision or split-up, the applicable Conversion Price will be appropriately decreased so that the number of Common Shares issuable on conversion of each Preferred Share will be increased in proportion to such increase in outstanding shares. In the event the Corporation after the Effective Date declares a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding dividends), options or rights not referred to in Section 3.9.2 in accordance with the provisions of the shareholders’ agreement then in force, then, in each such case for the purposes of this Section 3.9.7, but subject to Section 3.4, the holders of Preferred Shares will be entitled to a proportionate share of any such distribution as though they were the holders of the number of Common Shares into which their Preferred

Shares are convertible as of the record date fixed for the determination of the holders of Common Shares entitled to receive such distribution.

3.9.8                     Adjustment for Merger or Reorganization, Etc. In case of any consolidation, recapitalization or merger of the Corporation with or into another corporation (other than a subdivision or combination provided for elsewhere in this Section 3.9), each Preferred Share will thereafter be convertible into the kind and number of shares of stock or other securities or property to which a holder of the number of Common Shares deliverable upon conversion of such Preferred Share would have been entitled upon such consolidation, recapitalization or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 3.9 set forth with respect to the rights and interest thereafter of the holders of Preferred Shares, to the end that the provisions set forth in this Section 3.9 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) will thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Preferred Shares.

3.9.9                     Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price under this Section 3.9, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of a holder of Preferred Shares, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price then in effect, and (iii) the number of Common Shares which then would be received upon the conversion of the applicable class of Preferred Shares.

3.9.10              Notice of Record Date. In the event:

3.9.10.1                that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or any other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right;

3.9.10.2                that the Corporation subdivides or combines its outstanding Common Shares;

3.9.10.3                of any reclassification of the Common Shares (other than a subdivision or combination of its outstanding Common Shares or a share dividend or share distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets or the enterprise of the Corporation; or

3.9.10.4                of the involuntary or voluntary dissolution, liquidation, or winding-up of the Corporation;

then the Corporation shall cause to be filed at its registered office and shall cause to be mailed to the holders of Preferred Shares at their last addresses as shown on the records of the Corporation, at least 10 days prior to the record date specified in a) below or 20 days before the date specified in b) below, a notice stating:

a)                                     the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

b)                                     the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up.

3.9.11              No Impairment. The Corporation shall not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.9 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Preferred Shares against impairment. This obligation shall not be interpreted as preventing the Corporation from complying with any decision taken in accordance with the shareholders agreement then in force.

3.10                        Liquidation Preference/Distribution of Assets. In the event of a Distribution of Assets, the property or assets of the Corporation shall be distributed as follows (the “Liquidation Preference”):

3.10.1              For each Class D Preferred Share held, the holders of Class D Preferred Shares will be entitled to receive, with equal priority and pro rata among the holders of Class D1 Preferred Shares and the holders of Class D2 Preferred Shares, but in priority to any distribution of the property or assets of the Corporation to the holders of the other classes of Shares ranking junior to the Class D Preferred Shares, out of the property or assets of the Corporation legally available for distribution to the holders of the Corporation’s capital stock, an amount per share equal to, in the case of the Class D1 Preferred Shares, the Class D1 Liquidation Preference and, in the case of the Class D2 Preferred Shares, the Class D2 Liquidation Preference (the sum of (i) the total amount of the Class D1 Liquidation Preference for all Class D1 Preferred Shares and (ii) the total amount of the Class D2 Liquidation Preference for all Class D2 Preferred Shares, is herein referred to as the “Class D1 & Class D2 Liquidation Preference”). If, in the event of a Distribution of Assets, the property or assets of the Corporation are insufficient to permit the payment of the full Class D1 & Class D2 Liquidation Preference to the holders of Class D1 Preferred Shares and the holders of Class D2 Preferred Shares, then (a) the holders of Class D1 Preferred Shares shall be entitled to receive, in the aggregate, an amount equal to the total of the property or assets legally available for distribution towards the full Class D1 & Class D2 Liquidation Preference (the “Class D1 & Class D2 Distributable Amount”) multiplied by a fraction, (1) the numerator of which is (A) the total number of Class D1 Preferred Shares then issued and outstanding multiplied by (B) the then applicable Class D1 Liquidation Preference and (2) the denominator of which is the Class D 1 & Class D2 Liquidation Preference, such aggregate amount to be distributed with equal priority and pro rata among the holders of the Class D1 Preferred Shares and (b) the holders of Class D2 Preferred Shares shall be entitled to receive, in the aggregate, an amount equal to the Class D1 & Class D2 Distributable Amount multiplied by a fraction, (1) the numerator of which is (A) the total number of Class D2 Preferred Shares then issued and outstanding multiplied by (B) the then applicable Class D2 Liquidation Preference and (2) the denominator of which is the Class D 1 & Class D2 Liquidation Preference, such aggregate amount to be distributed with equal priority and pro rata among the holders of the Class D2 Preferred Shares; and

3.10.2              Subject to the rights, privileges, conditions and restrictions attaching to the Class D Preferred Shares, for each Class C Preferred Share held, the holders of the Class C Preferred Shares will be entitled to receive, in priority to any distribution of the property or assets of the Corporation to the holders of the other classes of Shares ranking junior to the Class C Preferred Shares, out of the assets of the Corporation legally available for distribution to the holders of the Corporation’s capital stock, an amount equal to the Issue Price applicable to the Class C Preferred Shares plus the Class C Preferred Dividend Obligation, if any, plus any other declared but unpaid dividends on the Class C Preferred Shares (the “Class C Liquidation Preference”). If the assets of the Corporation legally available for distribution to the holders of the Class C Preferred Shares are insufficient to permit the payment to such holders of the full amounts specified in this Section 3.10.2, then the entire assets of the Corporation legally available for distribution to the holders of Class C Preferred Shares shall be distributed with equal priority and pro rata among the holders of the Class C Preferred Shares in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3.10.2; and

3.10.3              Subject to the rights, privileges, conditions and restrictions attaching to the Class D Preferred Shares and the Class C Preferred Shares, for each Class B Preferred Share and Class A2 Preferred Share held, the holders of Class B Preferred Shares and the holders of Class A2 Preferred Shares will be entitled to receive, with equal priority and pro rata among the holders of Class B Preferred Shares and the holders of Class A2 Preferred Shares, but in priority to any distribution of the property or assets of the Corporation to the holders of the other classes of Shares ranking junior to the Class B Preferred Shares and the Class A2 Preferred Shares, out of the property or assets of the Corporation legally available for distribution to the holders of the Corporation’s capital stock, an amount per share equal to, in the case of the Class A2 Preferred Shares, the Class A2 Liquidation Preference and, in the case of the Class B Preferred Shares, the Class B Liquidation Preference (the sum of (i) the total amount of the Class A2 Liquidation Preference and (ii) the total amount of the Class B Liquidation Preference, is herein referred to as the “Class B & Class A2 Liquidation Preference”). If, in the event of a Distribution of Assets, the property or assets of the Corporation are insufficient to permit the payment of the full Class B & Class A2 Liquidation Preference to the holders of Class B Preferred Shares and the holders of Class A2 Preferred Shares, then (a) the holders of Class A2 Preferred Shares shall be entitled to receive, in the aggregate, an amount equal to the total of the property or assets legally available for distribution towards the full Class B & Class A2 Liquidation Preference (the “Class B & Class A2 Distributable Amount”) multiplied by a fraction, (1) the numerator of which is (A) the total number of Class A2 Preferred Shares then issued and outstanding multiplied by (B) the then applicable Class A2 Liquidation Preference and (2) the denominator of which is the Class B & Class A2 Liquidation Preference, such aggregate amount to be distributed with equal priority and pro rata among the holders of the Class A2 Preferred Shares and (b) the holders of Class B Preferred Shares shall be entitled to receive, in the aggregate, an amount equal to the Distributable Amount multiplied by a fraction, (1) the numerator of which is (A) the total number of Class B Preferred Shares then issued and outstanding multiplied by (B) the then applicable Class B Liquidation Preference and (2) the denominator of which is the Class B & Class A2 Liquidation Preference, such aggregate amount to be distributed with equal priority and pro rata among the holders of the Class B Preferred Shares; and

3.10.4              Subject to the rights, privileges, conditions and restrictions attaching to the Class D Preferred Shares, Class C Preferred Shares, Class B Preferred Shares and Class A2 Preferred Shares, for each Class A1 Preferred Share held, the holders of Class A1 Preferred Shares will be entitled to receive, in priority to any distribution of the property or assets of the Corporation to the holders of the other classes of Shares ranking junior to the Class A1

Preferred Shares out of the assets of the Corporation legally available for distribution to the holders of the Corporation’s capital stock, an amount equal to the Issue Price applicable to the Class A1 Preferred Shares plus the Class A1 Preferred Dividend Obligation for such Class A1 Preferred Share, if any, plus any other declared but unpaid dividends on the Class A1 Preferred Shares (the “Class A1 Liquidation Preference”); and

3.10.5              After payment has been made in full as provided in Sections 3.10.1, 3.10.2, 3.10.3 and 3.10.4, then any assets remaining available for distribution shall be distributed with equal priority and pro rata among the holders of Common Shares and the holders of Preferred Shares, on an As-Converted Basis.

3.11                        Liquidation Preference on Change of Control. For greater certainty and without affecting the application of Section 3.9.4, in the event of a Change of Control, the shareholders of the Corporation will be entitled to the following distributions:

3.11.1              for each Class D Preferred Share held, the holders of Class D Preferred Shares will be entitled to receive, with equal priority and pro rata among the holders of Class D1 Preferred Shares and Class D2 Preferred Shares, out of the Available Proceeds, regardless of any other dispositions among the parties, prior to and in preference to any distribution to the holders of Class C Preferred Shares, the holders of Class B Preferred Shares, the holders of Class A2 Preferred Shares, the holders of Class A1 Preferred Shares and the holders of Common Shares, an amount per share equal to, in the case of the Class D1 Preferred Shares, the Class D1 Liquidation Preference and, in the case of the Class D2 Preferred Shares, the Class D2 Liquidation Preference. If, in the event of a Change of Control, the Available Proceeds are insufficient to permit the payment of the full Class D1 & Class D2 Liquidation Preference to the holders of Class D1 Preferred Shares and the holders of Class D2 Preferred Shares, then (a) the holders of Class D1 Preferred Shares shall be entitled to receive, in the aggregate, an amount equal to the total Available Proceeds for distribution towards the full Class D1 & Class D2 Liquidation Preference (“Change in Control Distributable Amount Balance I”) multiplied by a fraction, (1) the numerator of which is (A) the total number of Class D1 Preferred Shares then issued and outstanding multiplied by (B) the then applicable Class D1 Liquidation Preference and (2) the denominator of which is the Class D1 & Class D2 Liquidation Preference, such aggregate amount to be distributed with equal priority and pro rata among the holders of the Class D1 Preferred Shares, and (b) the holders of Class D2 Preferred Shares shall be entitled to receive, in the aggregate, an amount equal to the Change of Control Distributable Amount Balance I multiplied by a fraction, (1) the numerator of which is (A) total number of Class D2 Preferred Shares then issued and outstanding multiplied by (B) the then applicable Class D2 Liquidation Preference and (2) the denominator of which is the Class D1 & Class D2 Liquidation Preference, such aggregate amount to be distributed with equal priority and pro rata among the holders of the Class D2 Preferred Shares.

3.11.2              once all amounts payable to the holders of Class D Preferred Shares under Section 3.11.1 have been paid, for each Class C Preferred Share held, the holders of Class C Preferred Shares will be entitled to receive, out of the Available Proceeds, regardless of any other dispositions among the parties, prior to and in preference to any distribution to the holders of Class B Preferred Shares, the holders of Class A2 Preferred Shares, the holders of Class A1 Preferred Shares and the holders of Common Shares, an amount per share equal to the Class C Liquidation Preference. If the assets of the Corporation legally available for distribution to the holders of the Class C Preferred Shares are insufficient to permit the payment to such holders of the full amounts specified in this Section 3.11.2, then the entire assets of the Corporation legally available for distribution to the holders of Class C Preferred Shares shall be distributed with equal priority and pro rata among the holders of the Class C Preferred Shares in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3.11.2.

3.11.3              once all amounts payable to the holders of Class D Preferred Shares under Section 3.11.1 and the holders of Class C Preferred Shares under Section 3.11.2 have been paid, for each Class B Preferred Share and Class A2 Preferred Share held, the holders of Class B Preferred Shares and the holders of Class A2 Preferred Shares will be entitled to receive, with equal priority and pro rata among the holders of Class B Preferred Shares and the holders of Class A2 Preferred Shares, out of the Available Proceeds, regardless of any other dispositions among the parties, prior to and in preference to any distribution to the holders of Class A1 Preferred Shares and the holders of Common Shares, an amount per share equal to, in the case of the Class A2 Preferred Shares, the Class A2 Liquidation Preference and, in the case of the Class B Preferred Shares, the Class B Liquidation Preference. If, in the event of a Change of Control, after payment in full of the Class D Liquidation Preference and Class C Liquidation Preference, the remaining Available Proceeds are insufficient to permit the payment of the full Class B & Class A2 Liquidation Preference to the holders of Class B Preferred Shares and the holders of Class A2 Preferred Shares, then (a) the holders of Class A2 Preferred Shares shall be entitled to receive, in the aggregate, an amount equal to the total of the remaining Available Proceeds towards the full Class B & Class A2 Liquidation Preference (“Change in Control Distributable Amount Balance II”) multiplied by a fraction, (1) the numerator of which is (A) the total number of Class A2 Preferred Shares then issued and outstanding multiplied by (B) the then applicable Class A2 Liquidation Preference and (2) the denominator of which is the Class B & Class A2 Liquidation Preference, such aggregate amount to be distributed with equal priority and pro rata among the holders of the Class A2 Preferred Shares, and (b) the holders of Class B Preferred Shares shall be entitled to receive, in the aggregate, an amount equal to the Change in Control Distributable Amount Balance II

multiplied by a fraction, (1) the numerator of which is (A) the total number of Class B Preferred Shares then issued and outstanding multiplied by (B) the then applicable Class B Liquidation Preference and (2) the denominator of which is the Class B & Class A2 Liquidation Preference, such aggregate amount to be distributed with equal priority and pro rata among the holders of the Class B Preferred Shares.

3.11.4              once all amounts payable to the holders of Class D Preferred Shares, the holders of Class C Preferred Shares, the holders of Class B Preferred Shares and the holders of Class A2 Preferred Shares under Sections 3.11.1, 3.11.2 and 3.11.3 have been paid, each holder of Class A1 Preferred Shares will be entitled to receive, out of the Available Proceeds, regardless of any other dispositions among the parties, prior to and in preference to any distribution to the holders of Common Shares, an amount equal to the Class A1 Liquidation Preference for each Class A1 Preferred Share then held;

3.11.5              once all amounts payable to the holders of Class D Preferred Shares, Class C Preferred Shares, Class B Preferred Shares, Class A2 Preferred Shares and Class A1 Preferred Shares under Sections 3.11.1, 3.11.4, 3.11.4 and 3.11.4 have been paid, then any remaining Available Proceeds received as part of the Change of Control will be distributed with equal priority and pro rata among the holders of Common Shares and the holders of Preferred Shares, on an As-Converted Basis; and

3.11.6              if any portion of the consideration payable to the shareholders of the Corporation is placed into escrow and/or is payable to the shareholders of the Corporation subject to contingencies, the agreement related to such Change of Control shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the shareholders of the Corporation as if the Initial Consideration were the only consideration payable in connection with such Change of Control and (b) any additional consideration which becomes payable to the shareholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the shareholders of the Corporation after taking into account the previous payment of the Initial Consideration as part of the same transaction.

C.                                    Optional Redemption of Preferred Shares

3.12                        Optional Redemption of Preferred Shares. From the earlier of: (i) the closing of an Asset Sale and (ii) the fifth anniversary of the Effective Date, a Preferred Majority may require the Corporation to redeem Preferred Shares upon a 30 day prior written notice in case of (i) of this Section 3.12 and a 90 day prior written notice in case of (ii) of this Section 3.12 (each an “Optional Redemption Notice”). For clarity purposes, no holder of Preferred Shares may require the Corporation to redeem any or all of its Preferred Shares if an Optional Redemption

Notice has not been sent to the Corporation. The redemption amount to be paid by the Corporation to a holder of:

3.12.1              Class D1 Preferred Shares or Class D2 Preferred Shares is equal to:

3.12.1.1                in case of paragraph (i) of this Section 3.12, an amount per Class D1 Preferred Share or Class D2 Preferred Share, as applicable, to which such holder would be entitled pursuant to Section 3.10; and

3.12.1.2                in case of paragraph (ii) of this Section 3.12, an amount per Class D1 Preferred Share or Class D2 Preferred Share that is equal to the higher of: (A) the applicable Class D1 or D2 Liquidation Preference and (B) the applicable Fair Market Value of such applicable Class D1 Preferred Share or Class D2 Preferred Share as of the date of the Optional Redemption Notice,

(each a “Class D1 & Class D2 Preferred Share Redemption Amount”).

3.12.2              Class C Preferred Shares is equal to:

3.12.2.1                in case of paragraph (i) of this Section 3.12, an amount per Class C Preferred Share to which such holder would be entitled pursuant to Section 3.10; and

3.12.2.2                in case of paragraph (ii) of this Section 3.12, an amount per Class C Preferred Share that is equal to the higher of: (A) the Class C Liquidation Preference and (B) the Fair Market Value of such Class C Preferred Share as of the date of the Optional Redemption Notice,

(each a “Class C Preferred Share Redemption Amount”).

3.12.3              Class B Preferred Shares or Class A2 Preferred Shares, as applicable, is equal to:

3.12.3.1                in case of paragraph (i) of this Section 3.12, an amount per Class B Preferred Share and/or Class A2 Preferred Share to which such holder would be entitled pursuant to Section 3.10; and

3.12.3.2                in case of paragraph (ii) of this Section 3.12, an amount per Class B Preferred Share and/or Class A2 Preferred Share that is equal to the higher of: (A) the Class B & Class A2 Liquidation Preference and (B) the Fair Market Value of such Class B Preferred Share or Class A2 Preferred Share, as applicable, as of the date of the Optional Redemption Notice,

(each a “Class B & Class A2 Preferred Share Redemption Amount”); and

3.12.4              Class A1 Preferred Shares is equal to:

3.12.4.1                in case of paragraph (i) of this Section 3.12, an amount per Class A1 Preferred Share to which such holder would be entitled pursuant to Section 3.10; and

3.12.4.2                in case of paragraph (ii) of this Section 3.12, an amount per Class A1 Preferred Share that is equal to the higher of: (A) the Class A1 Liquidation Preference and (B) the Fair Market Value of such Class A1 Preferred Share as of the date of the Optional Redemption Notice,

(each a “Class A1 Preferred Share Redemption Amount”).

3.12.5              Method of Redemption of Preferred Shares. The Optional Redemption Notice shall be signed by at least the Preferred Majority and given to the secretary of the Corporation. The Corporation shall forward the Optional Redemption Notice to all other holders of Preferred Shares within three business days and deliver notice to all of the holders of Preferred Shares of the expected Redemption Date (as defined below). If such holders wish to have their Preferred Shares redeemed by the Corporation, they shall deliver their certificates reflecting such Preferred Shares to be redeemed to the Corporation prior to the proposed Redemption Date.

3.12.5.1                at the latest, 30 days (in case of a redemption pursuant to paragraph (i) of Section 3.12) or 90 days (in case of a redemption pursuant to paragraph (ii) of Section 3.12) following the day of the receipt of Optional Redemption Notice by the Corporation referred to in Section 3.12, as applicable, (the “Redemption Date”), the Corporation shall proceed first with the redemption of all of the Class D Preferred Shares, and the holders thereof shall receive payment of the entire portion of the Class D Preferred Share Redemption Amount for each Class D Preferred Share that the Corporation may pay without contravening the provisions of Section 95 of the Act;

3.12.5.2                once all amounts payable to the holders of Class D Preferred Shares under Section 3.12.5.1 have been made, the redemption of all of the Class C Preferred Shares and the holders thereof shall receive payment of the entire portion of the Class C Preferred Share Redemption Amount for each Class C Preferred Share that the Corporation may pay without contravening the provisions of Section 95 of the Act;

3.12.5.3                once all amounts payable to the holders of Class D Preferred Shares and the holders of Class C Preferred Shares under Sections 3.12.5.1 and 3.12.5.2 have been made, the redemption of all of the Class B Preferred Shares and Class A2 Preferred Shares, with equal priority and pro rata among the holders of Class B Preferred Shares and the holders of Class A2 Preferred Shares, the holders of Class B Preferred Shares and the holders of Class A2 Preferred Shares shall receive payment of the entire portion of the Class B & Class A2 Preferred Share Redemption Amount for each Class B Preferred Share and Class A2 Preferred Share that the Corporation may pay without contravening the provisions of Section 95 of the Act;

3.12.5.4                once all amounts payable to the holders of Class D Preferred Shares, the holders of Class C Preferred Shares, the holders of Class B Preferred Shares and the holders of Class A2 Preferred Shares under Sections 3.12.5.1, 3.12.5.2 and 3.12.5.3 have been made, the redemption of all of the Class A1 Preferred Shares, and the holders thereof shall receive payment of the entire portion of the Class A1 Preferred Share Redemption Amount for each Class A1 Preferred Share redeemed that the Corporation may pay without contravening the provisions of Section 95 of the Act;

3.12.5.5                failure to pay the requisite portion of the applicable Preferred Share Redemption Amount on or prior to the Redemption Date will result in the Preferred Share Redemption Amount increasing by an amount equal to 5% calculated on an annual basis, compounded monthly; and

3.12.5.6                the right to convert the Preferred Shares to Common Shares will survive the delivery of the Optional Redemption Notice pursuant to Section 3.12.5.1 up until the day that such Preferred Shares have actually been redeemed and the Preferred Share Redemption Amounts have been paid in full to the holders of such Preferred Shares.

3.12.6              On the Redemption Date, other than as set forth in Section 3.12.5.5, all of the Preferred Shares redeemed will be deemed to be irrevocably cancelled, and their holders will cease to benefit from the rights attached to such Shares, except the right to receive payment of their Preferred Share Redemption Amount (as adjusted pursuant to Section 3.12.5.5).

3.12.7              Notwithstanding any other provisions, at any time after receipt by the Corporation of an Optional Redemption Notice, (i) as long as the holders of Class D Preferred Shares have not received all of their Class D Preferred Share Redemption Amount, no dividends, redemptions, or repurchases of Class C Preferred Shares, Class B Preferred Shares or Class A2 Preferred Shares will be paid or made by the Corporation, (ii) as long as the holders of Class D Preferred Shares and the holders of Class C Preferred Shares have not received all of their Class D Redemption Amount and Class C Preferred Share Redemption Amount, no dividends, redemptions, or repurchases of Class B Preferred Shares or Class A2 Preferred Shares will be paid or made by the Corporation, and (iii) as long as the holders of Class D Preferred Shares, the holders of Class C Preferred Shares, the holders of Class B Preferred Shares and the holders of Class A2 Preferred Shares have not received, as applicable, all of their Class D Preferred Shares Redemption Amount, Class C Preferred Share Redemption Amount or Class B & Class A2 Preferred Share Redemption Amounts, no dividends, redemptions, or repurchases of Class A1 Preferred Shares or Common Shares will be paid or made by the Corporation.

SCHEDULE

RESTRICTIONS ON SECURITY TRANSFERS

The securities of the Corporation (including shares), other than non-convertible debt securities, shall not be transferred without the approval of the board of directors or of the holder or holders of more than 50% of the voting shares of the Corporation, to be evidenced in either case by a resolution of such directors or shareholders.

SCHEDULE

OTHER PROVISIONS

1.                                      The annual meeting of the shareholders may be held at any place, in or outside of the Province of Québec, as may be determined by the directors.

2.                                      In the event the corporation becomes a reporting issuer (as defined in the Business Corporations Act (Québec) (the “Act”)) in any province or territory of Canada or has more than 50 shareholders, the directors may appoint from time to time one or more additional directors within the limits provided in the Act.